Exhibit 99.3

P.O. Box 20103 Kansas City, MO 64195 866.877.2525 • fax 816.713.8810 website:www.uspremiumbeef.com

March 14, 2008

TO:	USPB PRODUCERS
FROM:	STEVEN D. HUNT, CEO

RE:	USPB UNITHOLDERS VOTE TO APPROVE SALE OF
NATIONAL BEEF PACKING COMPANY, LLC TO JBS S.A.

I am pleased to report that U.S. Premium Beef’s unitholders have overwhelmingly approved the sale of National Beef Packing Co., LLC (National Beef) to JBS S.A. (JBS). This is a key step in the process to complete this transaction, which will include the customary regulatory approvals. Our Board of Directors and management believe the sale will benefit USPB’s unitholders, non-unitholders who hold patronage notices from USPB and others who want to market cattle through our company in the future.

The primary benefit to all parties is that we will become part of a very successful diversified multi-protein, multi-national company that shares our philosophy for producing high quality value-added beef. It will help strengthen our company, and thus our producers, to deal with market factors such as livestock cycles and consumer demand changes that can negatively impact the beef business while benefiting other proteins. This scenario has been particularly evident in recent years with our company being a single protein company.

In exchange for selling its interest in National Beef, USPB will receive 80% of the total consideration of as cash, with the remainder in JBS stock. The cash received will first be used to pay off the $50.6 million of patronage notices held by both unitholders and non-unitholders. Enclosed in this letter is a statement of your patronage notices held in USPB. Once this proposed sale receives the customary regulatory approvals and is completed, it is our intention to send you your patronage notice amount within 15 days of closing. As you may remember, taxes were paid on these patronage notices during the year(s) in which the patronage dividend was made.

USPB will hold the JBS stock, so USPB unitholders will continue to own processing through our company. I’d like to take this opportunity to review how this proposed deal will affect producers who want to market cattle through USPB in the future.

•    Marketing and Delivering Cattle to USPB. Completion of this transaction will enable you to deliver cattle to all plants operated by the combined company, including Liberal and Dodge City, KS, Grand Island, NE, Dumas, TX, Greeley, CO, Brawley, CA and Hyrum, UT. This will be a seamless transition in terms of how USPB producers schedule and deliver cattle to our company.

As this transaction is being discussed in the industry, we encourage you to support it so that you and other producers around the United States will be able to market cattle through our company’s additional facilities in the future. Please don’t hesitate to contact our office at 866-877-2525 with any questions. Thank you for your continued support and participation in U.S. Premium Beef.

Safe Harbor Forward Looking Statement: USPB is including the following cautionary statement in this letter to make applicable and to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 for any forward-looking statements made by, or on its behalf. Forward-looking statements include statements regarding the sale of National Beef Packing Company, LLC to JBS S.A. and are based on the current expectations and assumptions of USPB, which are subject to a number of risks and uncertainties that could cause the actual outcomes and results to differ materially from those contemplated by these forward-looking statements. Some of these risks and uncertainties may be discussed in the most recently filed Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q by USPB and in the proxy statement sent by USPB to its unitholders. In light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking information contained in this letter will in fact transpire. We do not undertake any obligation to update or revise any forward-looking statements. All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors.